Exhibit 99.1

April 30, 2014

Tetra Tech Reports Second Quarter Results and

Initiates Quarterly Dividend

•	Q2 EPS $0.48, up 26%
•	Net revenue in-line with guidance

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended March 30, 2014 and the initiation of a quarterly dividend.

Second Quarter Results

Revenue in the quarter was $586.3 million compared to $642.0 million in the second quarter last year.  Revenue, net of subcontractor costs(1), was $456.0 million compared to $520.9 million in the second quarter last year.  Operating income was $46.2 million, up 22.6% compared to $37.7 million in the second quarter last year.  Diluted earnings per share (EPS) were $0.48, up 26.3% compared to $0.38 in the second quarter last year.  Earnings before interest, taxes, depreciation, and amortization (EBITDA(2)), were $59.3 million, up 9.4% compared to $54.2 million in the second quarter last year.  Backlog was $1.8 billion at the end of the second quarter.

Quarterly Dividend Initiation

On April 28, 2014, Tetra Tech’s Board of Directors authorized a quarterly cash dividend and declared an initial quarterly dividend of $0.07 per share payable on June 4, 2014 to stockholders of record as of May 16, 2014.

Commenting on the dividend declaration, Tetra Tech’s Chairman and CEO, Dan Batrack said, “Our history of consistent cash flow generation has enabled the Board to approve our first quarterly dividend.  On an annual basis, this represents approximately 15% of our free cash flow(3), which currently correlates to a 1% yield.  Combined with our current share repurchase program, we anticipate returning a minimum of 30% of fiscal 2014 annualized free cash flow to stockholders.”

(1)  Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results.

(2)  EBITDA is a non-GAAP financial measure. The Company believes EBITDA is a useful representation of operating performance because of significant amounts of acquisition-related non-cash amortization expense. A table reconciling net income attributable to Tetra Tech to EBITDA can be found at the end of this release.

(3)  Free cash flow defined as cash flow from operations less capital expenditures.  Free cash flow is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.

Six-Month Results

Revenue for the six-month period was $1.2 billion compared to $1.3 billion in the year-ago period.  Revenue, net of subcontractor costs, was $939.0 million compared to $1.0 billion in the year-ago period. Operating income was $89.9 million, up 13.1% compared to $79.5 million in the year-ago period.  Diluted EPS were $0.90, up 15.4% compared to $0.78 in the year-ago period.  EBITDA were $118.7 million, up 9.6% compared to $108.3 million in the year-ago period.  Cash generated from operations was $56.2 million compared to $62.0 million in the year-ago period.

Mr. Batrack commented, “In the first half of fiscal 2014, our growth markets in oil & gas, solid waste and industrial water continued to be our strongest markets.  In accordance with our strategy to reduce risk in our business, we are continuing to exit select fixed-price construction markets.  In the second quarter, we reduced the profit on a project by $14 million that contributed to $21 million of favorable contingent earn-out adjustments.  Excluding these items, we finished the quarter with results that were in-line with our expectations and guidance.  The strength of our balance sheet provides us with access to over $500 million of capital to grow in strategic markets and support our dividend and buyback programs.”

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the third quarter of fiscal 2014 to be in the range of $0.39 to $0.44.  Revenue, net of subcontractor costs, for the third quarter is expected to range from $475 million to $525 million.  Given the results year to date, Tetra Tech is increasing EPS guidance for fiscal 2014.  Diluted EPS guidance is now expected to range from $1.75 to $1.85 and cash EPS(4) guidance is unchanged, and is expected to range from $2.30 to $2.60.  Revenue, net of subcontractor costs, for fiscal 2014 is now expected to range from $1.9 billion to $2.0 billion due to adverse foreign exchange translation, reduced wind revenue and lower U.S. federal bookings.

(4)  Cash EPS defined as cash flow from operations divided by diluted shares outstanding.  Cash EPS is a non-GAAP financial measure that provides a valuable perspective on the Company’s financial results.

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	Three Months Ended		Six Months Ended
In thousands (except EPS data)	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013
Revenue	$586,285	$641,999	$1,232,133	$1,300,544
Subcontractor costs	(130,300)	(121,052)	(293,158)	(282,399)
Revenue, net of subcontractor costs	455,985	520,947	938,975	1,018,145
Operating income	46,186	37,667	89,904	79,476
Interest expense	(2,496)	(2,136)	(4,919)	(3,320)
Income tax expense	(11,781)	(10,659)	(25,749)	(24,888)
Net income including noncontrolling interests	31,909	24,872	59,236	51,268
Net income attributable to noncontrolling interests	(200)	(52)	(213)	(225)
Net income attributable to Tetra Tech	$31,709	$24,820	$59,023	$51,043

Earnings per share attributable to Tetra Tech:
Basic	$0.49	$0.38	$0.91	$0.79
Diluted	$0.48	$0.38	$0.90	$0.78

Weighted-average common shares outstanding:
Basic	64,835	64,551	64,670	64,376
Diluted	65,710	65,472	65,517	65,208

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter results through a link posted on the Company’s website at www.tetratech.com on May 1, 2014 at 8:00 a.m. (PT).

About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction management, and technical services. The Company supports government and commercial clients by providing innovative solutions to complex problems focused on water, environment, energy, infrastructure, and natural resources. With 14,000 staff worldwide, Tetra Tech’s capabilities span the entire project life cycle.

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Tetra Tech, Inc.

Regulation G Information

Reconciliation of Net Income to EBITDA

	Three Months Ended		Six Months Ended
In thousands	March 30, 2014	March 31, 2013	March 30, 2014	March 31, 2013
Net income attributable to Tetra Tech	$31,709	$24,820	$59,023	$51,043
Interest expense	2,496	2,136	4,919	3,320
Income tax expense	11,781	10,659	25,749	24,888
Depreciation	6,578	7,522	13,707	14,330
Amortization	6,723	9,051	15,305	14,684
EBITDA	$59,287	$54,188	$118,703	$108,265

CONTACTS:
Jim Wu, Investor Relations
Charlie MacPherson, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for our overall services; the cyclicality in demand for mining services; the cyclicality in demand for oil and gas services; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; violations of U.S. government contractor regulations; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; credit risks associated with certain commercial clients; risks associated with international operations; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy and integration risks; goodwill or other intangible asset impairment; growth strategy management; backlog cancellation and adjustments; the failure of

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partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; the failure to adequately recover on our claims for additional contract costs; employee, agent or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; the interruption of systems and information technology; the ability to impede a business combination based on Delaware law and charter documents; and stock price volatility. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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Tetra Tech, Inc.

Condensed Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	March 30, 2014	September 29, 2013
Assets
Current Assets:
Cash and cash equivalents	$167,225	$129,305
Accounts receivable - net	656,481	660,847
Prepaid expenses and other current assets	52,325	61,446
Income taxes receivable	13,727	20,044
Total current assets	889,758	871,642

Property and equipment - net	80,352	88,026
Investments in and advances to unconsolidated joint ventures	2,494	2,198
Goodwill	709,502	722,792
Intangible assets - net	70,983	86,929
Other long-term assets	23,943	27,505
Total Assets	$1,777,032	$1,799,092

Liabilities and Equity
Current Liabilities:
Accounts payable	$153,597	$142,813
Accrued compensation	93,511	114,810
Billings in excess of costs on uncompleted contracts	85,970	79,507
Deferred income taxes	19,722	18,170
Current portion of long-term debt	8,532	4,311
Estimated contingent earn-out liabilities	27,265	23,281
Other current liabilities	71,430	100,241
Total current liabilities	460,027	483,133

Deferred income taxes	27,237	30,525
Long-term debt	198,219	203,438
Long-term estimated contingent earn-out liabilities	21,823	58,508
Other long-term liabilities	27,803	24,685

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at March 30, 2014 and September 29, 2013	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 65,068 and 64,134 shares at March 30, 2014 and September 29, 2013, respectively	650	641
Additional paid-in capital	464,354	443,099
Accumulated other comprehensive income (loss)	(35,449)	1,858
Retained earnings	611,188	552,165
Tetra Tech stockholders’ equity	1,040,743	997,763
Noncontrolling interests	1,180	1,040
Total equity	1,041,923	998,803
Total Liabilities and equity	$1,777,032	$1,799,092

Tetra Tech, Inc.

Condensed Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 30,	March 31,	March 30,	March 31,
	2014	2013	2014	2013

Revenue	$586,285	$641,999	$1,232,133	$1,300,544
Subcontractor costs	(130,300)	(121,052)	(293,158)	(282,399)
Other costs of revenue	(386,913)	(435,827)	(783,442)	(844,822)
Selling, general and administrative expenses	(44,229)	(48,409)	(91,602)	(94,793)
Contingent consideration - fair value adjustments	21,343	956	25,973	946
Operating income	46,186	37,667	89,904	79,476

Interest expense	(2,496)	(2,136)	(4,919)	(3,320)

Income before income tax expense	43,690	35,531	84,985	76,156

Income tax expense	(11,781)	(10,659)	(25,749)	(24,888)

Net income including noncontrolling interests	31,909	24,872	59,236	51,268

Net income attributable to noncontrolling interests	(200)	(52)	(213)	(225)

Net income attributable to Tetra Tech	$31,709	$24,820	$59,023	$51,043

Earnings per share attributable to Tetra Tech:
Basic	$0.49	$0.38	$0.91	$0.79

Diluted	$0.48	$0.38	$0.90	$0.78

Weighted-average common shares outstanding:
Basic	64,835	64,551	64,670	64,376

Diluted	65,710	65,472	65,517	65,208

TETRA TECH, INC

Condensed Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	March 30,	March 31,
	2014	2013

Cash flows from operating activities:
Net income including noncontrolling interests	$59,236	$51,268

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	29,414	29,322
Loss on settlement of foreign currency forward contract	—	270
Equity in earnings of unconsolidated joint ventures	(1,492)	(1,929)
Distributions of earnings from unconsolidated joint ventures	1,064	1,549
Stock-based compensation	5,537	4,840
Excess tax benefits from stock-based compensation	(677)	(866)
Deferred income taxes	(2,658)	4,880
Provision for doubtful accounts	3,634	2,164
Fair value adjustments to contingent consideration	(25,973)	(946)
Loss (gain) on disposal of property and equipment	717	(237)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	5,550	75,183
Prepaid expenses and other assets	(4,101)	(4,139)
Accounts payable	9,517	(31,180)
Accrued compensation	(21,403)	(33,220)
Billings in excess of costs on uncompleted contracts	6,460	(15,732)
Other liabilities	(15,831)	(6,208)
Income taxes receivable/payable	7,212	(13,001)
Net cash provided by operating activities	56,206	62,018

Cash flows from investing activities:
Capital expenditures	(11,699)	(13,634)
Payments for business acquisitions, net of cash acquired	(10,286)	(168,092)
Payment in settlement of foreign currency forward contract	—	(4,177)
Receipt in settlement of foreign currency forward contract	—	3,907
Changes in restricted cash	—	470
Payment received on note for sale of operation	3,900	—
Proceeds from sale of property and equipment	2,957	962
Net cash used in investing activities	(15,128)	(180,564)

Cash flows from financing activities:
Payments on long-term debt	(459)	(113,978)
Proceeds from borrowings	—	296,098
Payments of earn-out liabilities	(9,337)	(24,015)
Net change in overdrafts	(915)	291
Excess tax benefits from stock-based compensation	677	866
Repurchases of common stock	(6,612)	—
Net proceeds from issuance of common stock	17,529	14,561
Net cash provided by financing activities	883	173,823

Effect of foreign exchange rate changes on cash	(4,041)	(550)

Net increase in cash and cash equivalents	37,920	54,727
Cash and cash equivalents at beginning of period	129,305	104,848
Cash and cash equivalents at end of period	$167,225	$159,575

Supplemental information:
Cash paid during the period for:
Interest	$4,404	$2,494
Income taxes, net of refunds received	$19,973	$31,531